Exhibit 10.23

SADDLEBACK BUSINESS PARK, LAGUNA HILLS, CALIF.

LESSOR:	Laguna Cabot Road Business Park, LP

LESSEE:	Glaukos Corporation

Dated:	November 9, 2009

STANDARD BUSINESS PARK LEASE — MULTI-TENANT
Tenant Specific Terms

THIS LEASE is entered into by and between LANDLORD and TENANT, and is dated for reference purposes only as provided in the following Basic LEASE Information. The General Terms of this LEASE, and any exhibits or addenda thereto, are hereby incorporated by this reference and made a material part of this agreement. LANDLORD and TENANT agree as follows:

ARTICLE 1                           BASIC LEASE TERMS AND INFORMATION.

1.1                               Basic Lease Information. In addition to the terms that are defined elsewhere in the TENANT Specific Terms and/or the General Terms (together called the “LEASE”) of this LEASE, the following terms are used and defined in this LEASE as follows:

a.	PROJECT:	Saddleback Business Park

b.	LEASE DATE:	November 9, 2009

c.	LANDLORD:	Laguna Cabot Road Business Park, LP

	Address (For Notices):	26072 Merit Circle, Suite 116 LagunaHills, CA 92653

	Fax No. (For Notice):	949/582-8022

d.	TENANT	Glaukos Corporation, a Delaware corporation

	Address (For Notices):	26051 Merit Circle, Suite 105 Laguna Hills, CA 92653

	Fax No. (For Notice):	949/348-1866

e.	PREMISES ADDRESS:	26051 Merit Circle, Laguna Hills, CA 92653

f.	SUITE NUMBER(S):	105

g.                                       TENANT’S USE OF PREMISES: Office and warehouse for medical glaucoma research company consisting of assembly and inspection, research and development, and manufacture of medical components and for no other purposes whatsoever without obtaining the prior written consent from LANDLORD. In no event shall any bio-medical research or medical or diagnostic uses occur in the Leased Premises.

h.                                      PREMISES AREA: The rentable area of the Leased Premises is approximately 4,992 rentable square feet. Unless otherwise provided herein, any statement of square footage set forth in this LEASE, or that may have been used in calculating rental and/or common area maintenance or other expenses payable by TENANT, is only an approximation which LANDLORD and TENANT agree is reasonable, and the rental and any other charges, if any, based thereon are not subject to revision whether or not the actual square footage is more or less.

i.                                          PARKING: TENANT’s share of unreserved parking spaces (“Parking Spaces”) shall not exceed three (3) spaces per 1,000 square feet of Leased Premises area, as further provided in Article 25 of General Terms of this LEASE.

j.                                         TERM OF LEASE: This LEASE shall be for a term of months commencing on the Commencement Date and, unless sooner terminating in accordance with the terms of the LEASE, expiring on the Expiration Date.

k.                                      COMMENCEMENT DATE: December 1, 2009. LANDLORD and TENANT acknowledge that the Commencement Date has been agreed to by the parties and it is not subject to adjustment for force majeure or for delays attributable to LANDLORD or TENANT.

1.                                      EXPIRATION DATE: March 31, 2012

m.                                  SECURITY DEPOSIT: Tenant currently has a security deposit on hand for Suites 103/104 in the amount of 541,640.00. This deposit is sufficient for Suites 103, 104 and 105 and no additional security deposit shall be required.

n.                                      (Intentionally Omitted)

o.                                      MONTHLY BASE RENT PAYMENT SCHEDULE:

December 1, 2009 — December 31, 2009=$1,000.00

January 1, 2010 — June 30, 2010=$3,244.80

July 1, 2010 — March 31, 2011 = $6,489.60

April 1, 2011 — March 31, 2012 = $6,739.20

p.                                      OTHER CHARGES: TENANT shall pay, in addition to the Monthly Base Rent and all other sums due payable by TENANT pursuant to the LEASE, all as additional rent due under the LEASE, each of the following:

(1)                                 Late Fees — Six Percent (6%) of overdue amount, on the terms and conditions provided in Section 4.3 of General Terms.

(2)                                 Returned Checks — $25.00 on the terms and conditions provided in Section 4.2 of General Terms.

(3)                                 CAM Charge — $0.08 per rentable square feet, per month ($399.36), as provided in Section 4.4 of General Terms.

(4)                                 Other — Fee for serving 3 Day Notice $150.00.

1.2                               Additional Sections and Exhibits.

a.                                      ADDITIONAL SECTIONS: Additional sections of this LEASE numbered 1.3 through 1.15 are attached hereto and made a part hereof.

b.                                      ADDITIONAL EXHIBITS: Additional exhibits designated by letters “A” through “C” are attached hereto and made a part hereof.

Exhibit A	-	Description of the Leased. Premises
Exhibit B	-	Rules and Regulations
Exhibit C	-	Sign Regulations

1.3                               Clean Room. TENANT will be responsible for all costs associated with the installation, maintenance and removal of TENANT’s portable clean room, and such costs shall not be deducted from the TENANT Improvement Allowance. TENANT is also responsible for any permit costs or regulations required by the City or any other applicable agency.

1.4                               HVAC. During the Term of the LEASE, LANDLORD shall, at its sole cost, be responsible for maintaining, repairing, and replacing the existing HVAC equipment (including but not limited to the compressors) which serves the Leased Premises unless caused by TENANT’s willful misuse or abuse.

1.5                               Option to Extend.

Landlord hereby grants to Tenant the option to extend the term of the Lease for one (1) consecutive two (2) year period (the “Extension Option”). If exercised, the term of the first Extension Option will commence on April 1, 2012. The Extension Option is granted subject to each and all of the following terms and conditions:

(a)                                 Tenant shall give to Landlord on a date which is prior to the date that the applicable option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, a written notice of the exercise of the option to extend the Lease for said additional term, time being of the essence. If notification of the exercise of an option is not so given and received, all options granted hereunder shall automatically expire.

(b)                                 All of the terms and conditions of the Lease except where specifically modified by this Amendment shall apply to each option term.

(c)                                  The monthly Base Rent payable during the applicable option term shall be the Market Rate on the date the applicable option term commences.

(d)                                 The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable teens and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Market Rate shall be the Market Rate in effect as of the beginning of the applicable option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the option period.

(e)                                  If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises an Extension Option. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with Section 1.5.1 of this Lease. In the event that Landlord fails to timely generate the initial notice of Landlord’s opinion of the Market Rate, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with Section 3.09 of this Amendment.

1.5.1                     Arbitration.

a.                                      Landlord and Tenant shall meet with each other within three (3) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within three (3) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial buildings similar to the Premises in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the

Additional Premises is the closest to the actual Market Rate for the Additional Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within three (3) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate (“RR Data”), and the other party may submit a reply in writing within two (2) business days after receipt of such RR Data.

b.                                      The arbitrator shall, within three (3) business days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant of such determination.

c.                                       The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

d.                                      If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the County in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

e.                                       The cost of the arbitration shall be paid by Landlord and Tenant equally.

1.6                               Broker Compensation:  Upon execution of this Lease by both parties, Landlord shall pay to CB Richard Ellis a commission equal to 52,266.36.

1.7                               Assignment. Not withstanding any other provision of the LEASE, LANDLORD further agrees that any transfer of stock of TENANT in connection with a public or private stock offering shall not require the consent of LANDLORD and shall not be deemed an assignment hereunder, provided, however, that such offering, (i) is not a subterfuge to avoid the restrictions or other provisions of this LEASE, (ii) in no event shall TENANT, without the prior consent of LANDLORD, transfer (in a single transaction or in a series of transactions) in excess of fifty percent (50%) of the authorized equity of TENANT. Notwithstanding anything to the contrary contained in this LEASE, none of (i) an assignment to a transferee of all or substantially all of the assets of TENANT, (ii) an assignment of the Leased Premises to a transferee which is the resulting entity of a merger or consolidation of TENANT with another entity, or (iii) an assignment or subletting of all or a portion of the Leased Premises to an “Affiliate” of TENANT (which term is defined to mean an entity which is controlled by, controls, or is under common control with, TENANT), shall be deemed a Transfer under Article 8 of this LEASE, provided that TENANT notifies LANDLORD of any such assignment or sublease and promptly supplies LANDLORD with any documents or information reasonably requested by LANDLORD regarding such transfer or transferee as set forth in items (i) through (iii) above, that such assignment or sublease is not a subterfuge by TENANT to avoid its obligations under this LEASE, and that such transferee or affiliate shall have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) at least equal to the greater of (A) the Net Worth of TENANT immediately prior to such assignment or sublease, or (B) the Net Worth on the date of this LEASE of the original named TENANT. “Control,” as used in this Section, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise.

1.8                               Tenant Improvement Allowance:  Tenant is leasing the premises as-is and shall be granted a Tenant Improvement Allowance equal to $14,976.00 ($3.00 per square foot).

1.9                               Removal of Property. Notwithstanding anything to the contrary contained herein, TENANT shall be permitted, at any time, to remove its personal property, trade fixtures, laboratory fixtures, clean room (or equivalent), if any, other modular rooms, or related facilities, provided that TENANT repairs any damage resulting to the Lease Premises from the removal of such items. LANDLORD shall allow TENANT to install a back-up power generator so long as it complies with all laws and applicable codes.

1.10                        Secured Areas. TENANT may designate the clean room, offices containing patient and testing records, and other confidential information and other portions of the Building as “Secured Areas” and LANDLORD shall take reasonable steps to avoid entering these areas without just cause.

1.11                        Special ERISA Covenants. TENANT covenants and agrees with LANDLORD that throughout the Term:

a.                                      TENANT and its officers shall from time to time execute all such documents and provide such information as LANDLORD may require in connection with the transaction contemplated by this LEASE or to otherwise assure LANDLORD that: (i) the transaction contemplated by this LEASE is not a prohibited transaction under ERISA, (ii) that the transaction contemplated by this LEASE is otherwise in full compliance with ERISA and (iii) that LANDLORD is not in violation of ERISA by compliance with this LEASE. At LANDLORD’s election, this LEASE shall be null and void ab initio if at any time the transaction contemplated by this LEASE does not comply with ERISA.

b.                                      TENANT shall not engage in any nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to TENANT, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by LANDLORD of any of its rights under this LEASE) to be a non-exempt prohibited transaction under ERISA.

c.                                       TENANT will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

1.12                        ERISA Representations and Warranties. As an inducement to LANDLORD to enter into this LEASE, TENANT hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and, except with respect to matters which have been disclosed in writing to and approved by LANDLORD, shall remain true throughout the Term:

a.                                      TENANT is not an Employee Benefit Plan subject to Title I of ERISA, and none of its assets constitutes or will constitute Plan Assets.

b.                                      TENANT is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and this LEASE is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

c.                                       Neither TENANT nor any of its “affiliates” (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended (“PTE 84-14”)) has, or during the immediately preceding year has exercised the authority to:

1.                                appoint or terminate LANDLORD as investment manager over assets of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) invested in, or sponsored by, LANDLORD; or

2.                                negotiate the terms of a management agreement (including renewals or modifications thereof) with LANDLORD on behalf of any such plan;

d.                                      TENANT is not “related” to LANDLORD (as determined under in Part V(h) of PTE 84-14);

e.                                       TENANT has negotiated and determined the terms of this LEASE at arm’s length, as such terms would be negotiated and determined by the TENANT with unrelated parties; and

1.13                        ERISA Definitions. For purposes of this LEASE, the following terms as used herein shall have the following meanings:

a.                                      “Code” shall mean the Internal. Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

b.                                      “Employee Benefit Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3 of Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which

TENANT or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

c.                                       “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

d.                                      “ERISA Affiliate” shall mean each trade or business (whether or not incorporated) that would, at any time, be treated together with TENANT as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

e.                                       “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

f.                                        “Plan” shall mean an employee benefit plan other than a Multiemployer Plan, (a) which is maintained for employees of TENANT or any ERISA Affiliate and which is subject to Title IV of ERISA or (b) with respect to which TENANT or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including Section 4069 of ERISA).

g.                                       Plan Assets” shall mean assets of any Employee Benefit Plan subject to Part 4, Subtitle A, Title I of ERISA.

1.14                        Hazardous Materials and Infectious Waste.

a.                                      APPROVED MATERIALS: Notwithstanding any other provisions of this LEASE, TENANT shall not permit, introduce, maintain or dispose of in, on or about any portion of the Leased Premises any asbestos, polychlorinated biphenyls or Hazardous Materials, except TENANT may use those materials and chemicals generally used for medical device research which shall be subject to LANDLORD’S reasonable approval as provided below (collectively, the “Approved Materials”), provided that (i) the use of such Approved Materials shall be limited to such amounts, quantities, and types as are reasonably required in connection with the use of the Leased Premises specified in Article 1, (ii) the use, storage, disposal and handling of such Approved Materials shall be in compliance with (A) all applicable Hazardous Materials laws, and all other laws, statutes, ordinances, rules and regulations relating thereto (collectively, “Hazardous Materials Laws”), and (B) the highest health and safety standards relating to the use, storage, disposal and handling of such materials, including emergency spill procedures and precautions, and (iii) prior to the first use of any such Approved Materials in the Leased Premises and upon the Commencement Date and each anniversary of the Commencement Date, and from time to time within ten (10) days of LANDLORD’s written request therefore, TENANT delivers to LANDLORD and LANDLORD reasonably approves (A) a description of TENANT’s handling, storage, use and disposal procedures for such Approved Materials, and (B) all documents permits and certificates which TENANT is required to supply or obtain from governmental agencies pursuant to any Hazardous Materials Laws. TENANT hereby represents and warrants to LANDLORD, and shall be deemed to have reaffirmed such representation and warranty on the Commencement Date and each anniversary of the Commencement Date (unless LANDLORD receives written notice to the contrary), that TENANT has obtained and currently possesses all licenses and permits required by all governmental authorities with jurisdiction over TENANT or the Leased Premises relating to the Approved Materials TENANT proposes to use or introduce into the Leased Premises, and TENANT shall maintain such permits and licenses in effect during the Term of this LEASE. Furthermore, prior to the introducing any Hazardous Materials which replace the Approved Materials as described above, TENANT shall provide LANDLORD with prior written notice of its intent to commence the use of the same, which shall be subject to LANDLORD’s prior written consent, and TENANT’s payment to LANDLORD of any health, safety, security and/or notice procedures which LANDLORD may be required or elect to undertake in connection therewith. LANDLORD shall not unreasonably withhold its consent to the use of any such substitute Hazardous Materials provided: (y) TENANT demonstrates to LANDLORD’s reasonable satisfaction that such materials (1) are necessary or useful to TENANT’S business operations, (2) will be used, stored, handled and disposed of in compliance with all Hazardous Materials Laws, and (3) will not invalidate or limit the coverage or increase the premiums of any insurance policy affecting or covering the premises, building or Project; and (z) TENANT satisfies all requirements LANDLORD may reasonably impose with respect to TENANT’s use of such substitute Hazardous Materials.

b.                                      BIOLOGICAL WASTE: Without in any way limiting the more general requirements of this LEASE, any ‘infectious waste” (as such term is defined in Section 25117.5 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law)) or biological waste in the Leased Premises or resulting from TENANT’s use of the Leased Premises shall be handled, stored and disposed of by TENANT, at TENANT’s expense, in compliance with (i) all applicable laws, statues, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force including, but not limited to, Section 66835 through 6865 within Article 13 of Title 22 of the California Administrative Code (the “State Infectious Waste Handling, Storage and Disposal Law”); and (ii) the highest standards relating to the handling, storage and disposal of such quantities of infectious or biological wastes of comparable first-class commercial offices and laboratories. Without in any way limiting the foregoing provisions of this Section, in all events TENANT shall (i) handle all infectious or biological waste, medical and medical equipment (including needles and medical waste), the Approved Materials and any other Hazardous Materials approved by LANDLORD in a manner which is safe to the invitees and occupants of the Leased Premises and the invitees and occupants of other portions of the Building; (ii) store all infectious or biological waste, Approved Materials and Hazardous Materials separate from all other waste and only within the Leased Premises in secure containers within locations clearly marked with suitable signage indicating such area is a biohazard area, infectious waste storage area or Hazardous Materials Storage area, as the case may be; and (iii) cause all infectious or biological waste and Hazardous Materials to be removed from the Leased Premises by transferring custody of such waste only to a hazardous waste hauler registered by the California Department of Health Services for disposal in accordance with the State Infectious Waste Handling, Storage and Disposal Law, Hazardous Materials Laws and any other applicable ordinances and rules. TENANT may contract to have all infectious or biological waste and Hazardous Materials picked up and removed from the Leased Premises during normal business hours on business days, and any time on holidays or weekends. Such pickups shall be handled in such a manner so as not to draw undue attention to the process and shall be appropriate for a first-class multi-tenant office project. In addition, prior to the Commencement Date, TENANT shall, subject to the requirement set forth in the preceding sentence, contract with a State licensed, bonded and approved infectious waste removal company for the pickup and removal of infectious waste from the Leased Premises.

1.15                        Special Repair Right.  Notwithstanding any provision of this LEASE to the contrary, in the event of a casualty or sudden, unexpected maintenance problem involving that portion of the Premises in which the clean room is located which poses an immediate and significant threat to the integrity of a clean room TENANT shall have the right to take such temporary, emergency repair measures that are minimally necessary to protect the integrity of the clean room. TENANT shall only utilize licensed, bonded contractors for such work. TENANT shall give immediate notice (if possible under the circumstances — e.g. no notice will be required if phone service is unavailable) to the Building’s management office of TENANT’S intent to undertake such temporary, emergency repair (the “Emergency Action”) and, to the extent reasonably practicable under the circumstances, coordinate such Emergency Action with the Building’s management. TENANT’S rights to take Emergency Action under this paragraph shall not, however, include the right to make repairs to structural portions of the Building, to make any repairs to any Building fire/life safety, electrical, plumbing, mechanical or HVAC system, or to shut off the power or the water to the entire Building without LANDLORD’S or the Building management’s prior consent.

TENANT shall indemnify and hold LANDLORD harmless from any cost, expense (including reasonable attorney’s fees), liability or damage caused directly or indirectly from any such repair undertaken by or at the direction of TENANT. In no event shall TENANT be entitled to offset any costs or expenses in effectuating any such emergency repairs against Base Rent or otherwise be entitled to reimbursement from LANDLORD therefor.

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LANDLORD and TENANT have executed this LEASE as of the day and year first above written.

LANDLORD:		TENANT:
Laguna Cabot Road Business Park, LP		Glaukos Corporation

	By: Davis Realty Partners, LLC,	/s/ Thomas W. Burns
	a Delaware limited liability	Thomas W. Burns
company, its authorized
signatory

By:	/s/ Mark Buchanan
Mark Buchanan, Principal

This Lease continues on the following pages which includes the following:

Article I Basis Lease Provisions through Article 26.31 ERISA,

Exhibit A, Exhibit B, and Exhibit C

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STANDARD BUSINESS PARK LEASE - MULTI-TENANT
General Terms

ARTICLE 1 BASIC LEASE INFORMATION

1.1                               The Tenant Specific Terms set forth on pages preceding these General Terms are incorporated by this reference, as if herein set forth in their entirety.

1.2. Defined Terms.

Term		Section(s)
Additional Rent	General Terms	26.5
Applicable Requirements	General Terms	6
Assign	General Terms	8.1(a)
Base Rent	General Terms	4.1
Breach	General Terms	24.1
CAM Charge	General Terms	4.4
Commencement Date	Tenant Specific Terms	1.1(k)
Common Areas	General Terms	10
Default	General Terms	24.1
Early Entry Date	General Terms	3.2
Event of Default	General Terms	24.1
Expiration Date	Tenant Specific Terms	1.1(i)
Hazardous Substance	General Terms	7.2
Inducement Provisions	General Terms	24.6
Landlord	Tenant Specific Terms	1.1(c)
Landlord’s Notice	General Terms	8.1(d)
Lease	Tenant Specific Terms	1.1
Lease Date	Tenant Specific Terms	1.1(b)
Leased Premises	Tenant Specific Terms	1.1(e,f)
Lender(s)	General Terms	7.2(e)

Non-disturbance Agreement	General Terms	18.3
Notice Date	General Terms	17(a)
Nuisance	General Terms	6
Permitted Size Vehicles	General Terms	25
Leased Premises	Tenant Specific Terms	1.1(e,f)
Prevailing Party	General Terms	24.5
Project	Tenant Specific Terms	1.1(a)
Relocated Leased Premises	General Terms	26.24
Reportable Use	General Terms	7.2
Security Device	General Terms	18.1
Tenant	Tenant Specific Terms	1.1(d)
Term	Tenant Specific Terms	1.1(j)
Termination Date	General Terms	16
Worth at the Time of Award	General Terms	24.4

ARTICLE 2                           AGREEMENT

LANDLORD leases the premises (sometimes herein called the “Leased Premises” or the “Leased Premises”) to TENANT, and TENANT leases the Leased Premises from LANDLORD, according to this LEASE. The duration of this LEASE will be the term. Except as otherwise provided herein, the term will commence on the Commencement Date and will expire on the Expiration Date, as those terms are defined in Section 1.1 of the Tenant Specific Terms.

ARTICLE 3                           DELIVERY OF PREMISES

3.1                               Delivery of Possession. Acceptance of Leased Premises. LANDLORD will be deemed to have delivered possession of the Leased Premises to TENANT on the Commencement Date, as it may be adjusted by mutual agreement. LANDLORD will construct or install in the Leased Premises the improvements to be constructed or installed by LANDLORD according to the Tenant Improvement Diagram, if any. If no Tenant Improvement Diagram is attached to this LEASE, it will be deemed that LANDLORD delivered to TENANT possession of the Leased Premises as is,” in its then present condition on the Commencement Date. TENANT acknowledges that neither LANDLORD nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Leased Premises for the conduct of TENANT’s business or for any other purpose, nor has LANDLORD or its agents or employees agreed to undertake any alterations or construct any TENANT improvements to the Leased Premises except as expressly provided in this LEASE and the Tenant Improvement Diagram. TENANT hereby acknowledges: (i) that TENANT has been advised to satisfy itself with respect to all aspects of the nature, extent, appropriateness and condition of the Leased Premises (including but not limited to the electrical and fire systems, security, environmental aspects, seismic and earthquake requirements, and in compliance with all Applicable Requirements (as that term is defined herein below) and the present and future suitability of the Leased Premises for TENANT’S intended or contemplated uses; (b) that TENANT has consulted with such professionals and made such investigation as TENANT and/or its independent advisors have deemed to be necessary or appropriate with respect to such matters, that TENANT is satisfied with respect thereto, and that TENANT assumes all responsibility therefore as the same relate to TENANT’s occupancy of the Leased Premises and/or the terms of the LEASE; and (c) that neither LANDLORD, nor any of LANDLORD’s employees, attorneys, agents or representatives, has made any oral or written representations or warranties with respect to said matters or to the Leased Premises, except to the extent that is otherwise expressly set forth in this LEASE.

3.2                               Early Entry. If TENANT is permitted entry to the Leased Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by LANDLORD, the early entry will be at TENANT’s sole risk and subject to all the terms and provisions of this LEASE as though the Commencement Date had occurred, except for the payment of rent, which will commence on the Commencement Date. TENANT, its agents, or employees will not interfere with or delay LANDLORD’s completion of construction of the improvements. All rights of TENANT under this Section 3.2 will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local laws, rules, regulations and other Applicable Requirements, and shall be exercised solely in a manner which does not interfere with or delay LANDLORD’s compliance with any Applicable Requirements, including the obtaining of a certificate of occupancy for the Leased Premises. LANDLORD retains the absolute right, in Landlord’s sole discretion, to impose additional conditions on TENANT’s early entry which LANDLORD, in its sole discretion, deems appropriate. TENANT agrees, as conditions of such early entry: (i) to indemnify and to hold LANDLORD free and harmless from any claims, damages or losses arising out of such early entry into possession, and (ii) to deliver to LANDLORD written proof of TENANT’s full compliance with the insurance provisions of this LEASE. LANDLORD may require that TENANT execute an early entry agreement confirming other conditions of early entry prior to the date of TENANT’s early entry (the “Early Entry Date”), or to refuse or terminate any right of early entry at any time. Notwithstanding any grant by LANDLORD to TENANT of permission to receive early entry to the Leased Premises: (a) such permission shall not be deemed permission to make any use of any other portions of the project or common areas without the prior written consent of LANDLORD to such use; and (b) LANDLORD shall not have any obligations to maintain, repair or alter the Leased Premises, nor have any liability respecting the condition of the Leased Premises during such early entry period, except and unless specifically provided by written agreement hereafter made with respect to any early entry period. If TENANT commences to use the Leased Premises for its proposed use prior to the Commencement Date, then rent shall be paid on a pro rata basis during such period of use. TENANT shall transfer the electrical utility into its responsibility prior to any early entry into the Leased Premises.

3.3                               Delay In Possession. If for any reason LANDLORD cannot deliver possession of the Leased Premises to TENANT by the Early Entry Date, if one is agreed upon as provided specified in Section 3.2, or if no Early Entry Date is agreed upon, by the Commencement Date, LANDLORD shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of TENANT hereunder, or extend the term hereof; but in such case, and provided that such delay is not caused by the acts, changes or omissions of TENANT, TENANT shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of TENANT under the terms of this Lease until LANDLORD delivers possession of the Leased Premises to TENANT.

ARTICLE 4                           MONTHLY RENT

4.1                               Payment. Throughout the term of this LEASE, TENANT will pay monthly rent (sometimes referred to herein as “Base Rent”) to LANDLORD as rent for the Leased Premises. Monthly rent will be paid in advance on or before the first day of each calendar month of the term. If the term commences on a day other than the first day of a calendar month, then the prorated monthly rent for such month will be paid on or before the first day of the term. Rent for any such period during the term which is for less than one month shall be prorated based upon a thirty-day month. Monthly rent will be paid to LANDLORD, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at LANDLORD’s address, or to such other address as LANDLORD may from time to time designate in writing.

4.2                               Checks Drawn on Insufficient Funds. The parties recognize and agree that, in the event that TENANT presents payment(s) to LANDLORD in the form of check(s) which are drawn against insufficient funds, additional administrative expenses, disruption of cash-flow, and other damage result to LANDLORD in amounts which are extremely difficult or impossible to measure accurately as of the time of execution of this LEASE. TENANT therefore agrees that if TENANT presents, tenders, or causes the presentation or tender to LANDLORD of check(s) or other forms of payment of any sums due under this LEASE which are dishonored for any reason when presented for payment by the financial institution upon which such instruments are drawn, then, in addition to any other rights or remedies which LANDLORD may have hereunder or under any Applicable Requirements, TENANT shall pay to LANDLORD, as liquidated damages, for each such check or other instrument, a returned check fee in the amount of Twenty-Five $25.00) Dollars, In addition, in the event that a check or other payment instrument is tendered as payment of rent or other sum due under this LEASE and such check or other instrument is drawn against insufficient funds or is otherwise not immediately honored when presented for payment by the financial institution upon which such instrument is drawn, than rental payments then and thereafter due under the LEASE shall automatically, without further demand by the LANDLORD, become payable only by way of certified or cashier’s check.

4.3                               Late Payments; Additional Remedies for Late Payments. TENANT acknowledges that the late payment of rent to LANDLORD will cause LANDLORD to incur costs not contemplated by this LEASE, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on LANDLORD by the terms of any mortgage or trust deed covering the project. Accordingly, if any installment of rent, or any other sum due from

TENANT shall not be received by LANDLORD or LANDLORD’s designee when due, then, without any requirement of notice to the TENANT, TENANT shall pay to LANDLORD a late charge equal to the percent specified in the Tenant Specific Terms of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs LANDLORD will incur by reason of such late payment by TENANT. Acceptance of such late charge by LANDLORD shall in no event constitute a waiver of TENANTS default with respect to such overdue amount, nor prevent LANDLORD from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of monthly rent, then notwithstanding any provision of this LEASE to the contrary, monthly rent shall, at LANDLORD’s option, become due and payable quarterly in advance.

4.4                               CAM Charge. In addition to paying the Base Rent set forth in Section 1.1.o. of the Tenant Specific Terms, as further described in Section 4.1. of the General Terms, and such other sums as TENANT is obligated to pay under the Lease, TENANT shall pay as additional rent, in the same manner as and not later than concurrently with each payment of the monthly Base Rent due under the Lease, a monthly fixed charge (the “CAM Charge”) related to (but not necessarily equal to) to TENANT’s approximate share of certain of the expenses of operation, repair, management, maintenance of the Project in which the Leased Premises are located. The Monthly CAM Charge shall be paid to LANDLORD without abatement, deduction, adjustment or offset, and without any requirement of any prior notice or demand, in an amount equal to eight cents ($0.08) per rentable square foot of area of the Leased Premises as that area is delineated in the Lease or any amendment thereto. The CAM Charge shall be due for each and every month of the Lease Term, and for such extensions or modifications thereof as may be agreed upon from time to time.

ARTICLE 5                           INSURANCE

5.1                               LANDLORD’s Insurance. At all times during the term, LANDLORD will carry and maintain in the name of LANDLORD, with loss payable to LANDLORD and to any Lender [as that term is defined in Section 7.2(e) hereinbelow] whose security instruments so require:

(a)                                 Fire and extended coverage insurance covering the project, its equipment, common area furnishings, and leasehold improvements in the Leased Premises to the extent of the TENANT finish allowance (as that term is defined in the TENANT improvement Diagram, if any);

(b)                                 Bodily injury and property damage insurance; and

(c)                                  Such other insurance as LANDLORD reasonably determines from time to time,

The insurance coverage and amounts in this Section 5.1 will be reasonably determined by LANDLORD, based on coverage carried by owners of comparable buildings in the vicinity of the project. LANDLORD shall not have any obligation to cause or permit TENANT to be named as an additional insured in any insurance policy procured or maintained by LANDLORD in connection with this LEASE, the Leased Premises, or the project. Any liability insurance maintained by LANDLORD with respect to the project or the Leased Premises shall be in addition to and not in lieu of the insurance required to be maintained by TENANT under this LEASE.

5.2                               TENANT’s Insurance. At all times during the term, TENANT will carry and maintain, at TENANT’s sole expense, the following insurance, in the amounts specified below or such other amounts as LANDLORD may from time to time reasonably request, with insurance companies and on forms satisfactory to LANDLORD:

(a)                                 A Commercial General Liability policy of insurance protecting TENANT, LANDLORD and any lender(s) whose names have been provided to TENANT in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Two Million ($2,000,000) Dollars per occurrence with an “Additional Insured-Managers or LANDLORD’s of Leased Premises” endorsement and contain the ‘Amendment of the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this LEASE as an “Insured contract” for the performance of TENANT’s indemnity obligations under this LEASE. The limits of said insurance required by this Lease or as carried by TENANT shall not, however, limit the liability of TENANT nor relieve TENANT of any obligation hereunder. All insurance to be carried by TENANT shall be primary to and not contributory with any similar insurance carried by LANDLORD, whose insurance shall be considered excess insurance only

(b)                                 Either by separate policy or, at LANDLORD’s option, by endorsement to a policy already carried, maintain insurance coverage on all of TENANT’s personal property, machinery, equipment, stock, inventory, trade fixtures and any alterations and utility installations constructed pursuant to this LEASE and/or owned by TENANT in, on, or about the Leased Premises similar in coverage to that carried by LANDLORD under Section 5.1. Such insurance shall be full replacement cost coverage, on a broad form basis insuring against “all risks of direct physical loss,” with a deductible not to exceed $5,000 per occurrence, and shall include coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the project required to be demolished or removed by reason of the enforcement of any building, zoning, safety, or other Applicable Requirements as the result of a covered loss. The proceeds from any such insurance shall be used by TENANT for the replacement of personal property, machinery, equipment, stock, inventory and the restoration of trade fixtures and any alterations and utility installations required to be covered by such insurance.

(c)                                  A policy or policies in the name of LANDLORD, with loss payable to LANDLORD and any lender(s), insuring the loss of the full rental and other charges payable by TENANT under the LEASE for one year (including any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured toss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Leased Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income and other sums, if any, otherwise payable by TENANT, for the next 12-month period.

5.3                               Forms of Policies. Certificates of insurance, together with copies of the endorsements, when applicable, naming LANDLORD, the property management company and any others specified by LANDLORD as additional insureds, will be delivered to LANDLORD prior to TENANT’s occupancy of the Leased Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All commercial general liability or comparable policies maintained by TENANT will name LANDLORD and such other persons or firms as LANDLORD specifies from time to time as additional insureds, entitling them to recover under such policies for any loss sustained by them, their agents, and employees as a result of the negligent acts or omissions of TENANT. All commercial general liability and property policies maintained by TENANT will be written as primary policies, not contributing with and not supplemental to the coverage that LANDLORD may carry. Insurance required under this LEASE shall be in companies duly licensed to transact business in the State of California and maintaining during the policy term a “General Policyholders Rating” of at least A-, VIII, or such other rating as may be required by any lender of LANDLORD holding a security interest in the project, as set forth in the most current issue of “Best’s Insurance Guide.” TENANT shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this LEASE. TENANT shall cause to be delivered to LANDLORD, within seven (7) days after the earlier of the Early Entry Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Section 5.2. No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to LANDLORD. TENANT shall at least thirty (30) days prior to the expiration of such policies, furnish LANDLORD with evidence of renewals or “insurance binders” evidencing renewal thereof, or LANDLORD may order such insurance and charge the cost thereof to TENANT, which amount shall be payable by TENANT to LANDLORD upon demand.

5.4                               Waiver of Subrogation. LANDLORD and TENANT each waive any and all rights to recover against the other or against any other tenant or occupant of the project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 5 or any other property insurance actually is carried by such party to the extent of the limits of such policy. LANDLORD and TENANT from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the project or the Leased Premises or the contents of the project or the Leased Premises.  TENANT agrees to cause all other occupants of the Leased Premises claiming by, under, or through TENANT to execute and deliver to LANDLORD such a waiver of claims and to obtain such waiver of subrogation rights endorsements

5.5                               Adequacy of Coverage. Premium Increase Caused by Tenant. LANDLORD, its agents, and employees make no representation that the limits of liability specified to be carried by TENANT pursuant to this Article 5 are adequate to protect TENANT. If TENANT believes that any of such insurance coverage is inadequate, TENANT will obtain such additional insurance coverage as TENANT deems adequate, at TENANT’s sole expense. TENANT shall pay, as additional rent payable upon demand by LANDLORD, for any increase in the premiums for of property insurance provided by LANDLORD with respect to the Leased Premises and/or the building in which the Leased Premises are located if said increase is caused by TENANT’s acts, omissions, use or occupancy of the Leased Premises.

ARTICLE 6                           USE

The Leased Premises will be used only for that use set forth in Tenant Specific Terms hereinabove, and purposes incidental to that use, and for no other purpose. TENANT will use the Leased Premises in a careful, safe, and proper manner. TENANT will, at TENANT’s sole expense, only use and cause or permit the Leased Premises to be used or occupied for purposes or in a manner which is in full compliance with any and all applicable municipal, county, state and federal laws, rules, directives, ordinances and regulations, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of LANDLORD’s engineers and/or consultants, relating in any manner to the Leased Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Leased Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance) and any covenants, conditions or restrictions of record, including without limitation all zoning, building and other codes, and the Americans with Disabilities Act, as revised from time to time, and California Title 24, now in force or which may hereafter be in force or effect (collectively, “Applicable Requirements”), which impose any duty upon LANDLORD or TENANT with respect to the use, occupation or alteration of the Leased Premises. TENANT will not commit waste or suffer or permit waste to be committed in, on, or about the Leased Premises_ TENANT will conduct its business and control its employees, agents, and invitees in such a manner as not to violate any Applicable Requirements or to create any nuisance or interfere with, annoy, or disturb any other TENANT or occupant of the project or LANDLORD in its operation of the project. The term “nuisance” shall include, without limitation, anything which is injurious to health, or is indecent or offensive to the senses, or an obstruction to the free use of property, so as to interfere with the comfortable enjoyment of life or property. Within ten (10) days after receipt, TENANT shall deliver to LANDLORD written notice of, and concurrently provide Landlord with copies of (if applicable): (i) any notices alleging violations respecting the project and/or the Leased Premises of any Applicable Requirements; (ii) any notices of claims made or threatened in writing regarding noncompliance violations respecting the project and/or the Leased Premises of any Applicable Requirements; and (iii) any notices of any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with violations of any Applicable Requirements as same relate to all or any portion of the Leased Premises and/or the project.

ARTICLE 7                           REQUIREMENTS OF LAW; HAZARDOUS MATERIALS; FIRE INSURANCE

7.1                               General. At its sole cost and expense, TENANT will promptly comply with all Applicable Requirements now in force or in force at any time after the Lease Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the Lease Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Leased Premises, insofar as they relate to the condition, use, alteration or occupancy of the Leased Premises, excluding requirements of structural changes to the buildings, unless required by the unique nature of TENANT’s use or occupancy of the Leased Premises, or as a result of alterations or improvements to the Leased Premises made by or at the direction of TENANT.

7.2                               TENANT’s Environmental Responsibilities.

(a)                                 Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Leased Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Leased Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of LANDLORD to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof, any toxic or radioactive matter, and those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code. TENANT shall not engage in any activity in or about the Leased Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of LANDLORD and compliance in a timely manner (at TENANT’s sole cost and expense) with all Applicable Requirements (as hereinafter defined). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Leased Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Leased Premises or neighboring properties. Notwithstanding the foregoing, TENANT may, without LANDLORD’s prior consent, but upon notice to LANDLORD and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by TENANT in the normal course of the permitted use of the Leased Premises provided in this LEASE, so long as such use is not a Reportable Use and does not expose the Leased Premises or neighboring properties to any meaningful risk of contamination or damage or expose LANDLORD to any liability therefor In addition, LANDLORD may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by TENANT upon TENANT’s giving LANDLORD such additional assurances as LANDLORD, in its reasonable discretion, deems necessary to protect itself, the public, the Leased Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at LANDLORD’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Leased Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Article 21hereof. TENANT is not responsible for any Hazardous Substances existing in the Leased Premises prior to Tenant’s (or any agent of Tenant’s) taking possession of the Leased Premises (including, without limitation, any possession of the Leased Premises for purposes of the construction of any improvements to the Leased Premises).

(b)                                 Duty to Inform LANDLORD. If TENANT knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Leased Premises or the Building, other than as previously consented to by LANDLORD, TENANT shall immediately give LANDLORD written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to, all such documents as may be involved in any Reportable Use involving the Leased Premises. TENANT shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Leased Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)                                  Indemnification. TENANT shall indemnify, protect, defend and hold LANDLORD, its agents, employees, lenders and ground LANDLORD, if any, and the Leased Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Leased Premises by or for TENANT or by anyone under TENANT’s control, TENANT’s obligations under this Section 7.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by TENANT, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by LANDLORD and TENANT shall release TENANT from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by LANDLORD in writing at the time of such agreement.

(d)                                 TENANT’s Compliance with Requirements. TENANT shall, at TENANT’s sole cost and expense, fully, diligently and in a timely manner, comply with all Applicable Requirements. TENANT shall, within five (5) days after receipt of LANDLORD’s written request, provide LANDLORD with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing TENANT’s compliance with any Applicable Requirements specified by LANDLORD and shall immediately upon receipt notify LANDLORD in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by TENANT or the Leased Premises to comply with any Applicable Requirements.

(e)                                  Inspection; Compliance with Law. LANDLORD, LANDLORD’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Leased Premises (“Lenders”) shall have the right to enter the Leased Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Leased Premises and for verifying compliance by TENANT with this Lease and all Applicable Requirements (as defined above), and

LANDLORD shall be entitled to employ experts and/or consultants in connection therewith to advise LANDLORD with respect to TENANT’s activities, including but not limited to TENANT’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Leased Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this Lease by TENANT or a violation of Applicable Requirements or a contamination, caused or materially contributed to by TENANT, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, TENANT shall upon request reimburse LANDLORD or LANDLORD’s Lender, as the case may be, for the costs and expenses of such inspections.

7.3 Certain Insurance Risks. TENANT will not do or permit to be done any act or thing upon the Leased Premises or the project which would (a) jeopardize or be in conflict with fire insurance policies covering the project and fixtures and property in the project; (b) increase the rate of fire insurance applicable to the project to an amount higher than it otherwise would be for general industrial use of the project; or (c) subject LANDLORD to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Leased Premises.

ARTICLE 8                           ASSIGNMENT AND SUBLETTING

8.1 LANDLORD’s Consent Required.

(a)                                 TENANT shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of TENANT’s interest in this Lease or in the Leased Premises without LANDLORD’s prior written consent given under and subject to the terms of Section 26.26 of this LEASE.

(b)                                 A change in the control of TENANT shall constitute an assignment requiring LANDLORD’s consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of TENANT shall constitute a change in control for this purpose.

(c)                                  The involvement of TENANT or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or TENANT’s assets occurs, which results or will result in a reduction of the Net Worth of TENANT, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of TENANT as it was represented to LANDLORD at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which LANDLORD has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of TENANT was or is greater, shall be considered an assignment of this Lease by TENANT to which LANDLORD may reasonably without its consent, “Net Worth of TENANT” for purposes of this Lease shall be the net worth of TENANT (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

(d)                                 Any attempt to assign or sublet all or part of TENANT’s interest in this LEASE without LANDLORD’s specific prior written consent shall, at LANDLORD’s option, be a default curable after notice per Section 26.12, or a non-curable breach without the necessity of any notice and grace period. If LANDLORD elects to treat such unconsented to assignment or subletting as a non-curable breach, LANDLORD shall have the right to either. (i) terminate this LEASE, or (ii) upon thirty (30) days’ written notice (“LANDLORD’s Notice”), increase the monthly Base Rent for the Leased Premises to the greater of the then fair market rental value of the Leased Premises, as reasonably determined by LANDLORD, or one hundred ten percent (110%) of the monthly Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by TENANT, TENANT shall pay the amount set forth in LANDLORD’s Notice, with any overpayment credited against the next installment(s) of monthly Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such breach and rental adjustment, any fixed rental adjustments scheduled during the remainder of the LEASE term shall be increased in the same ratio as the new rental bears to the monthly Base Rent in effect immediately prior to the adjustment specified in LANDLORD’s Notice.

(e)                                  If TENANT believes that LANDLORD has unreasonably withheld its consent pursuant any provision of this Article 8, TENANT’s sole remedy will be to seek a declaratory judgment that LANDLORD has unreasonably withheld its consent or an order of specific performance or mandatory injunction of the LANDLORD’s agreement to give its consent; however, TENANT may recover compensatory damages only if a court of competent jurisdiction determines that: (i) TENANT commenced an action respecting such claim(s) within six (6) months after the date on which any right of action thereon first arose under Applicable Requirements, and (ii) LANDLORD has acted willfully, arbitrarily and capriciously in evaluating the proposed assignee’s or subtenant’s creditworthiness, identity, and/or business character, and/or the proposed use and/or lawfulness of the proposed use

8.2                               Terms and Conditions Applicable to Assignment and Subletting.

(a)                                 Regardless of LANDLORD’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of TENANT under this LEASE, (ii) release TENANT of any obligations hereunder, nor (iii) alter the primary liability of TENANT for the payment of monthly Base Rent and other sums due LANDLORD hereunder or for the performance of any other obligations to be performed by TENANT under this LEASE.

(b)                                 LANDLORD may accept any rent or performance of TENANT’s obligations from any person other than TENANT pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of LANDLORD’s right to exercise its remedies for the default or breach by TENANT of any of the terms, covenants or conditions of this LEASE

(c)                                  The consent of LANDLORD to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by TENANT or to any subsequent or successive assignment or subletting by the assignee or sublessee However, LANDLORD may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying TENANT or anyone else liable under this LEASE or any sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this LEASE or such sublease

(d)                                 In the event of any default or breach of TENANT’s obligation under this Lease, LANDLORD may proceed directly against TENANT, any guarantors or anyone else responsible for the performance of the TENANT’s obligations under this LEASE, including any sublessee, without first exhausting LANDLORD’s remedies against any other person or entity responsible therefor to LANDLORD, or any security held by LANDLORD.

(e)                                  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to LANDLORD’S determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including, but not limited to the intended use and/or required modification of the Leased Premises, if any, together with a non-refundable deposit of 51,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Leased Premises which is the subject of the proposed assignment or sublease, whichever is greater, as a deposit towards the reasonable consideration for LANDLORD’s considering and processing the request for consent_ TENANT agrees to provide LANDLORD with such other or additional information and/or documentation as may be reasonably requested by LANDLORD.

(f)                                   Any assignee of, or sublessee under, this LEASE shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of LANDLORD, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by TENANT during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which LANDLORD has specifically consented in writing.

(g)                                  The occurrence of a transaction described in Section 8_2(c) shall give LANDLORD the right (but not the obligation) to require that the Security Deposit be increased by an amount equal to three (3) times the then monthly Base Rent, and LANDLORD may make the actual receipt by LANDLORD of the Security Deposit increase a condition to LANDLORD’s consent to such transaction

(h)                                 LANDLORD, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment schedule of the monthly Base Rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Leased Premises as then constituted, as determined by LANDLORD.

8.3                               Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by TENANT of all or any part of the Leased Premises and shall be deemed included in all subleases under this LEASE whether or not expressly incorporated therein.

(a)                                 Without affecting any of its other obligations under this LEASE, TENANT will pay LANDLORD as additional rent under this LEASE a sum equal to one half (50%) of any sums or other economic consideration (after deducting any reasonable brokerage fees, reasonable attorneys’ fees, and the actual cost of any improvements to the Leased Premises for the transferee) that (a) are received by TENANT as a result of an assignment or subletting, whether or not denominated “rent” or “additional rent” under the assignment or sublease, and (b) in the case of a sublease, exceed in total the sums which TENANT is obligated to pay LANDLORD under this Lease (prorated to reflect obligations allocable to that portion of the Leased Premises subject to such assignment or sublease). The failure or inability of the assignee or subtenant to pay TENANT pursuant to the assignment or sublease will not relieve TENANT from its obligations to LANDLORD under this section. TENANT will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts that are provided in the assignment or sublease approved by LANDLORD.

(b)                                 TENANT hereby assigns and transfers to LANDLORD all of TENANT’s interest in all rentals and income arising from any sublease of all or a portion of the Leased Premises heretofore or hereafter made by TENANT, and LANDLORD may collect such rent and income and apply same toward TENANT’s obligations under this LEASE, provided, however, that until a breach (as defined in Article 24) shall occur in the performance of TENANT’s obligations under this LEASE, TENANT may, except as otherwise provided in this LEASE, receive, collect and enjoy the rents accruing under such sublease. LANDLORD shall not, by reason of the foregoing provision or any other assignment of such sublease to LANDLORD, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of TENANT to perform and comply with any of TENANT’s obligations to such sublessee under such sublease. TENANT hereby irrevocably authorizes and directs any„ such sublessee, upon receipt of a written notice from LANDLORD stating that a breach exists in the performance of TENANT’s obligations under this LEASE, to pay to LANDLORD the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from LANDLORD and shall pay such rents and other charges to LANDLORD without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from TENANT to the contrary TENANT shall have no right or claim against such sublessee, or, until the breach has been cured, against LANDLORD, far any such rents and other charges so paid by said sublessee to LANDLORD.

(c)                                  In the event of a breach by TENANT in the performance of its obligations under this LEASE, LANDLORD, at its option and without any obligation to do so, may require any sublessee to attorn to LANDLORD, in which event LANDLORD shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, LANDLORD shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(d)                                 Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of LANDLORD herein.

(e)                                  No sublessee under a sublease approved by LANDLORD shall further assign or sublet all or any part of the Leased Premises without LANDLORD’s prior written consent,

(f)                                   LANDLORD shall deliver a copy of any notice of default or breach by TENANT to the sublessee, who shall have the right to cure the default of TENANT within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against TENANT for any such defaults cured by the sublessee.

ARTICLE 9                           RULES AND REGULATIONS

TENANT and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit C. LANDLORD may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Leased Premises, the building, and the project, and the comfort, quiet, and convenience of occupants of the project. Modifications or additions to the rules and regulations will be effective upon 30 days’ prior written notice to TENANT from LANDLORD. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, LANDLORD will have all remedies that this LEASE provides for default by TENANT, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. LANDLORD will not be liable to TENANT for the breach of another tease by another TENANT or the violation of such rules and regulations by any other TENANT, its employees, agents, visitors, or licensees or any other person, nor will such breach or violation excuse TENANT’s performance hereunder In the event of any conflict between the provisions of this LEASE and the rules and regulations, the provisions of this LEASE will govern.

ARTICLE 10                    COMMON AREAS

As used in this LEASE, the term “common areas” means, without limitation, the hallways, entryways, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by LANDLORD for the general nonexclusive use and convenience of TENANT with LANDLORD and other tenants of the project and their respective employees, invitees, licensees, or other visitors. LANDLORD grants TENANT, its employees, invitees, suppliers, contractors and customers a nonexclusive license for the term of this LEASE to use the common areas, as they exist from time to time, in common with others entitled to use the common areas, subject to the terms and conditions of this LEASE and such rules and regulations as may be applicable thereto from time to time. Without advance notice to TENANT, except with respect to matters covered by subsection (a) below, and without any liability to TENANT in any respect, provided LANDLORD will take no action permitted under this Article 10 in such a manner as to prevent TENANT’s access to the Leased Premises, LANDLORD will have the right to:

(a)                                 Close off any of the common areas to whatever extent required in the opinion of LANDLORD and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

(b)                                 Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

(c)                                  Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing building or other buildings to cover a portion of the common areas, converting common areas to a portion of the building or other buildings, or converting any portion of the building (excluding the Leased Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas.

(d)                                 Under no circumstances shall the right herein granted to use the common areas be deemed to include the right to store any property, temporarily or permanently, in the common areas. Any such storage shall be permitted only by the prior written consent of LANDLORD or LANDLORD’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then LANDLORD shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to TENANT, which cost shall be immediately payable upon demand by LANDLORD.

ARTICLE 11                    LANDLORD’S SERVICES

11.1                        LANDLORD’s Repair and Maintenance. Except for damages caused by any negligent or intentional act or omission of TENANT, TENANT’s employees, suppliers, shippers, customers, or invitees (in any of which events TENANT shall promptly repair and be solely liable for such damages and all consequences thereof), LANDLORD, at LANDLORD’s expense, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Leased Premises (excluding any portions thereof which TENANT or any agent, employee, contractor or representative of TENANT has modified or punctured, with or without Landlord’s consent), as well as the parking lots, walkways, driveways, landscaping, fences, signs (other than TENANT’s signs) and utility installations of the common areas and all parts thereof. LANDLORD shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall LANDLORD be required to maintain, repair or replace windows, doors (including exterior roll-up doors), skylights or plate glass in on or around Leased Premises. LANDLORD shall have no obligation to make repairs under this Article 11 until a reasonable time after receipt of written notice from TENANT of the need for such repairs. TENANT expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford TENANT the right to make repairs at LANDLORD’s expense or to terminate this LEASE because of LANDLORD’s failure to keep the Leased Premises in good order, condition or repair.

11.2                        Limitation on Liability.

LANDLORD, LANDLORD’s agent and its property manager shall not be in default under this LEASE or be liable to TENANT or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, cleaning, lighting, security; for surges or interruptions of electricity; or for other services LANDLORD has agreed to supply during any period when LANDLORD uses reasonable diligence to supply such services. LANDLORD will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. LANDLORD reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes;

lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; LANDLORD’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of TENANT; or any other happening beyond the control of LANDLORD.  LANDLORD will not be liable to TENANT or any other person or entity for direct or consequential damages, whether for damage or injuries to any person or property, or otherwise, resulting from: (i) the admission to or exclusion from the building or project of any person(s); (ii) the failure to provide, or to maintain or repair, any alarm or security system or device, or any portion thereof; and/or (iii) the failure to provide or the discontinuance of the provision of any form of guard or security service respecting the Leased Premises, or respecting the building and/or project in which the Leased Premises are located. TENANT acknowledges and agrees that LANDLORD has no obligation to provide or, if provided, to continue to provide, maintain or repair, any form of alarm or security systems, devices or services in, on or around the Leased Premises, the building or the project. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in LANDLORD’s sole opinion, LANDLORD will have the right to prevent access to the building or project during the continuance of the same by such means as LANDLORD, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. LANDLORD will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 11, nor will such discontinuance in any way be construed as an eviction of TENANT or cause an abatement of rent or operate to release TENANT from any obligations under this LEASE. LANDLORD shall not be liable for any damages arising from any act or neglect of any other tenant of LANDLORD nor from the failure by LANDLORD to enforce the provisions of any other lease in the project in which the Leased Premises are located. Notwithstanding LANDLORD’s negligence or breach of this LEASE, LANDLORD shall under no circumstances be liable for injury to TENANT’s business or for any loss of income or profit therefrom.

ARTICLE 12                    TENANT’S CARE OF THE PREMISES; UTILITIES

(a)                                 TENANT, at TENANT’s expense, shall keep in good order, condition and repair, in compliance with all Applicable Requirements, the Leased Premises and every part thereof, including without limiting the generality of the foregoing, all plumbing, electrical and lighting facilities and equipment within the Leased Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, skylights, and exterior roll-up doors located within the Leased Premises.

(b)                                 If TENANT fails to perform TENANT’s obligations hereunder, LANDLORD may enter upon the Leased Premises after ten (10) days prior written notice (except in the case of emergency, in which case no notice shall be required), perform such obligations on TENANT’s behalf and put the Leased Premises in good order, condition and repair, and the costs thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to LANDLORD together with TENANT’s next monthly rent payment.

(c)                                  Except as specifically provided to the contrary in Section 4.4 of this LEASE, LANDLORD shall have no obligation to provide any utility service or connection to the Leased Premises, nor to maintain, upgrade or repair any utility conveyance or connection affecting or serving the Leased Premises. Except as provided hereinabove, Tenant shall pay before delinquency all charges for gas, heat, electricity, power, telephone service, and all other services of and any connection fees related to all other utilities used in, upon, or about the Leased Premises, whether by TENANT or any of TENANT’s subtenants, licensees, or assignees; and if, at any time during the term, any such utility for which TENANT is responsible hereunder is not separately metered, TENANT shall reimburse LANDLORD for TENANT’s pro rata share of the cost of the utility determined according to the floor area of the Leased Premises as it relates to the gross leasable floor area of the portion of the project which is separately metered and that contains the Leased Premises.

ARTICLE 13                    ALTERATIONS

13.1 General.

(a)                                 During the term, TENANT will not make or allow to be made any alterations (including changing locks), additions, or improvements to or of the Leased Premises or any part of the Leased Premises, or attach any fixtures or equipment to the Leased Premises, without first obtaining LANDLORD’s written consent and all applicable governmental approvals. All such alterations, additions, and improvements consented to by LANDLORD, and capital improvements that are required to be made to the project as a result of the nature of TENANT’s use of the Leased Premises:

(1)                                 Will be performed by contractors approved by LANDLORD and subject to conditions specified by LANDLORD (which may include requiring the posting of a mechanic’s or materialmen’s lien bond, and delivery to LANDLORD of proof of appropriate licensing and insurance coverage’s then in effect, including without limitation such liability and workers compensation policies as are required under Applicable Requirements or deemed by LANDLORD to be reasonably necessary); or

(2)                                 At LANDLORD’s option, will be made by LANDLORD for TENANT’s account (subject to TENANT’S pre-approval costs therefore), and TENANT will reimburse LANDLORD for their cost within 10 days after receipt of a statement of such cost.

(b)                                 Subject to TENANT’S rights in Article 15, all alterations, additions, fixtures, and improvements, other than trade fixtures, whether temporary or permanent in character, made in or upon the Leased Premises either by TENANT or LANDLORD, will immediately become LANDLORD’s property and at the end of the term will remain on the Leased Premises without compensation to TENANT, unless when consenting to such alterations, additions, fixtures, or improvements, LANDLORD has advised TENANT in writing at the time of LANDLORD’S consent that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this LEASE.

(c)                                  To the extent that any alteration, improvement, or addition to the Leased Premises by TENANT, or any use of the Leased Premises by TENANT, results in any liability or obligation for LANDLORD to improve, alter or remove any other portion of the project in which the Leased Premises are located, TENANT shall indemnify and hold LANDLORD free and harmless from any and all costs associated with LANDLORD’s compliance with such obligations. LANDLORD’s consent to alteration, improvement, or addition to the Leased Premises by TENANT, or any use of the Leased Premises by TENANT, shall not be deemed to constitute any form of warranty, representation or assumption of liability by LANDLORD for any lack of completeness, sufficiency, adequacy or compliance with Applicable Requirements.

13.2                        Removal. If LANDLORD has required TENANT to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Leased Premises pursuant to this Article 13 prior to the expiration date, TENANT will remove such alterations, additions, fixtures, and improvements at TENANT’s sole cost and in compliance with all Applicable Requirements, and TENANT will restore the Leased Premises to the condition in which they existed before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

ARTICLE 14                    MECHANICS’ LIENS

14.1                        Absolutely No Liens. TENANT will pay or cause to be paid all costs and charges for work (a) done by TENANT or caused to be done by TENANT, in or to the Leased Premises, and (b) for all materials furnished for or in connection with such work. TENANT will indemnify LANDLORD against and hold LANDLORD, the Leased Premises, and the project free, clear, and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of TENANT, other than work performed by LANDLORD pursuant to the TENANT Improvement Diagram, if any. If TENANT receives written notice that a lien has been or is about to be filed against the Leased Premises or the project, or that any action affecting title to the project has been commenced on account of work done by or for or materials furnished to or for TENANT, it will immediately give LANDLORD written notice of such notice.

14.2                        Notice to LANDLORD, Nonresponsibility. At least 15 days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Leased Premises, by or for TENANT, TENANT will give LANDLORD written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. LANDLORD will have the right to post notices of nonresponsibility or similar written notices on the Leased Premises in order to protect the Leased Premises against any such liens.

ARTICLE 15                    END OF TERM

15.1                        Condition of Leased Premises. At the end of this LEASE, TENANT will promptly quit and surrender the Leased Premises broom-clean, in good order and repair, ordinary wear and tear excepted. Any damage or deterioration of the Leased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Notwithstanding anything to the contrary otherwise stated in this LEASE, TENANT shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Leased Premises in good operating condition.

15.2                        Alterations, Additions and Improvements. TENANT may remove from the Leased Premises any trade fixtures, equipment, and movable furniture placed in the Leased Premises by TENANT, whether or not such trade fixtures or equipment are fastened to the building; TENANT will not remove any trade fixtures or equipment without LANDLORD’s prior written consent if such fixtures or equipment are used in the operation of the building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the building. Whether or not TENANT is in default, TENANT will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as LANDLORD has requested in accordance with Article 13. TENANT will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Leased Premises after the end of the term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by LANDLORD without written notice to TENANT or any other person and without obligation to account for them. TENANT will pay LANDLORD for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the building or Leased Premises caused by the removal of such property. TENANT’S obligation to observe and perform this covenant will survive the expiration or other termination of this LEASE.

ARTICLE 16                    EMINENT DOMAIN

If all of the Leased Premises are taken by exercise of the power of eminent domain (or conveyed by LANDLORD in lieu of such exercise) this LEASE will terminate on a date (the “termination date”) which is the earlier of the date upon which the condemning authority takes possession of the Leased Premises or the date on which title to the Leased Premises is vested in the condemning authority. If more than 25% of the rentable area of the Leased Premises is so taken, TENANT will have the right to cancel this LEASE by written notice to LANDLORD given within 20 days after the termination date. If less than 25% of the rentable area of the Leased Premises is so taken, or if the TENANT does not cancel this LEASE according to the preceding sentence, the monthly rent will be abated in the proportion of the rentable area of the Leased Premises so taken to the rentable area of the Leased Premises immediately before such taking, and TENANT’s share will be appropriately recalculated. If 25% or more of the building or the project is so taken, LANDLORD may cancel this LEASE by written notice to TENANT given within 30 days after the termination date. In the event of any such taking, the entire award is hereby assigned by TENANT to LANDLORD, and such award will therefore be paid to LANDLORD. TENANT will have no right or claim to any part of such award; however, TENANT will have the right to assert a claim against the condemning authority in a separate action, so long as LANDLORD’s award is not otherwise reduced, for TENANT’s moving expenses and leasehold improvements owned by TENANT. Notwithstanding anything to the contrary set forth herein, TENANT hereby waived any and all rights which TENANT might otherwise have had pursuant to Section 1265.130 of the California Code of Civil Procedure and any successor or substantially similar statute(s).

ARTICLE 17                                DAMAGE AND DESTRUCTION

(a)                                 If the Leased Premises or the building are damaged by fire or other insured casualty, LANDLORD will give TENANT written notice of the time which will be needed to repair such damage, as determined by LANDLORD in its reasonable discretion, and the election (if any) which LANDLORD has made according to this Article 17. Such notice will be given before the 30th day (the “notice date’) after the fire or other insured casualty.

(b)                                 If the Leased Premises or the building are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by LANDLORD, LANDLORD will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this LEASE will continue in full force and effect except that monthly rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the “repair period”) based on the proportion of the rentable area of the Leased Premises TENANT is unable to use during the repair period.

(c)                                  If the Leased Premises or the building are damaged by fire or other insured casualty to an extent that may not be repaired within 120 days after the notice date, as reasonably determined by LANDLORD, then (1) LANDLORD may cancel this LEASE as of the date of such damage by written notice given to TENANT on or before the notice date or (2) TENANT may cancel this LEASE as of the date of such damage by written notice given to LANDLORD within 10 days after LANDLORD’s delivery of a written notice that the repairs cannot be made within such 120-day period. If neither LANDLORD nor TENANT so elects to cancel this LEASE, LANDLORD will diligently proceed to repair the building and Leased Premises and monthly rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Leased Premises TENANT is unable to use during the repair period.

(d)                                 Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, if the Leased Premises or the building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Leased Premises or the building, LANDLORD will have the option to repair such damage or cancel this LEASE as of the date of such casualty by written notice to TENANT on or before the notice date.

(e)                                  If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of TENANT, its agents, contractors, employees, or invitees, there will be no abatement of monthly rent as otherwise provided for in this Article 17. TENANT will have no rights to terminate this LEASE on account of any damage to the Leased Premises, the building, or the project, except as set forth in this LEASE, and TENANT hereby waives the terms of any inconsistent statute or regulation of the State of California

ARTICLE 18                                            SUBORDINATION

18.1                        Subordination. This LEASE shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by LANDLORD upon the real property of which the Leased Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. TENANT agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of LANDLORD under this Lease, but that in the event of LANDLORD’s default with respect to any such obligation, TENANT will give any Lender whose name and address have been furnished TENANT in writing for such purpose notice of LANDLORD’s default pursuant to Section 26.17. If any Lender shall elect to have this LEASE superior to the lien of its Security Device and shall give written notice thereof to TENANT, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

18.2                        Attornment. Subject to the non-disturbance provisions of Section 18.3, TENANT agrees to attorn to a Lender or any other party who acquires ownership of the Leased Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which TENANT might have against any prior landlord, or (iii) be bound by prepayment of more than one month’s rent.

18.3                        Non-Disturbance. With respect to Security Devices entered into by LANDLORD after the execution of this LEASE, TENANT’s subordination of this LEASE shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that TENANT’s possession and this Lease will not be disturbed so long as TENANT is not in breach hereof and attorns to the record owner of the Leased Premises.

18.4                        Self-Executing. The agreements contained in this Article 18 shall be effective without the execution of any further documents; provided, however, that upon written request from LANDLORD or a Lender in connection with a sale, financing or refinancing of the Leased Premises, TENANT and LANDLORD shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

ARTICLE 19                                                  ENTRY BY LANDLORD

Subject to Section 1.8 of the Tenant Specific Terms, LANDLORD, its agents, employees, and contractors may enter the Leased Premises at any time in response to an emergency, and at reasonable hours to: (a) inspect the Leased Premises; (b) exhibit the Leased Premises to prospective purchasers, lenders, tenants, brokers., or agents, (c) determine whether TENANT is complying with all its obligations in this LEASE: (d) any service to be provided by LANDLORD to TENANT according to this LEASE; (e) post written notices of nonresponsibility or similar notices; or (f) make repairs required of LANDLORD under the terms of this LEASE or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the building, however, all such work will be done as promptly as is reasonably possible and with the intention to cause as little interference to TENANT as is reasonably possible. LANDLORD may at any time during the last ninety (90) days of the Lease Term place on or about the Leased Premises, the building, or the project any ‘‘for lease” or other signs or notices advertising LANDLORD’s expectation that the Leased Premises will become available for leasing or rental. TENANT, by this Section 19.1, waives any claim against LANDLORD, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with TENANT’s business, any loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned by any entry in accordance with this Section 19.1.  Landlord will at all time have and retain a key with which to unlock all of the doors in on, or about the Leased Premises (excluding TENANT’s vaults, safes, and similar areas, if any, designated in writing by TENANT in advance)_ LANDLORD will have the right to use any and all means LANDLORD may deem proper to open doors in and to the Leased Premises in an emergency in order to obtain entry to the Leased Premises provided that LANDLORD will promptly repair any damages caused by any forced entry. Any entry to the Leased Premises by LANDLORD in accordance with this Article 19 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Leased Premises or an eviction, actual or constructive, of TENANT from the Leased Premises or any portion of the Leased Premises, nor will any such entry entitle TENANT to damages or an abatement of monthly Base Rent, additional rent, or any other charges that this LEASE requires TENANT to pay.

ARTICLE 20                    INDEMNIFICATION, WAIVER, AND RELEASE

20.1                        Indemnification. Except for LANDLORD’s gross negligence or willful or deliberate misconduct, and/or intentional breach of express warranties, TENANT shall indemnify, protect, defend and hold harmless the Leased Premises and project in which the Leased Premises are located, LANDLORD and its agents, LANDLORD’s master or ground LANDLORD (if any), partners and lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use or occupancy of the Leased Premises by TENANT, the conduct of TENANT’s business, any act, omission or neglect of TENANT, its agents, contractors, employees or invitees, and out of any default or breach by TENANT in the performance in a timely manner of any obligation on TENANT’s part to be performed under this LEASE, including without limitation TENANT’s obligations regarding compliance with Applicable Requirements. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against LANDLORD) litigated and/or reduced to judgment. In case any action or proceeding be brought against LANDLORD by reason of any of the foregoing matters, TENANT upon notice from LANDLORD shall defend the same at TENANT’s expense by counsel reasonably satisfactory to LANDLORD and LANDLORD shall cooperate with TENANT in such defense. LANDLORD need not have first paid any such claim in order to be so indemnified.

20.2                        Waiver and Release. TENANT, as a material part of the consideration to LANDLORD for this LEASE, by this Section 20.2 waives and releases all claims against LANDLORD, its employees, and agents with respect to all matters for which LANDLORD has disclaimed liability pursuant to the provisions of this LEASE. It is understood by each of the Parties that Section 1542 of the Civil Code of California provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

With regard to this Section 20 2, Section 1542 of the Civil Code of California is hereby expressly waived by TENANT.

ARTICLE 21                    SECURITY DEPOSIT

21.1                        LANDLORD’s Use of Security Deposit. TENANT has deposited the security deposit with LANDLORD as security for the full, faithful, and timely performance of every provision of this LEASE to be performed by TENANT. If TENANT defaults with respect to any provision of this LEASE, including but not limited to the provisions relating to the payment of rent, including without limitation any additional rent, attorney’s fees or other sums due hereunder, LANDLORD may use, apply, or retain all or any part of the security deposit for the payment of any rent, additional rent, or any other sum in default, or for the payment of any other amount LANDLORD may spend or become obligated to spend by reason of TENANT’s default, or to compensate LANDLORD for any other loss, damage, costs or attorney’ fees LANDLORD may suffer by reason of TENANT’s breach or default under the LEASE. If any portion of the security deposit is so used, applied, or retained, TENANT will within five (5) days after written demand deposit cash with LANDLORD in an amount sufficient to restore the security deposit to its original amount. LANDLORD will not be required to keep the security deposit separate from its general funds, and TENANT will not be entitled to interest on the security deposit. The security deposit will not be deemed a limitation on LANDLORD’s damages or a payment of liquidated damages or a payment of the monthly rent due for the last month of the term. If TENANT fully, faithfully, and timely performs every provision of this LEASE to be performed by it, the security deposit or any balance of the security deposit will be returned to TENANT within 60 days after the expiration of the term. LANDLORD may deliver the funds deposited under this LEASE by TENANT to the purchaser of the building in the event the building is sold, and after such time LANDLORD will have no further liability to TENANT with respect to the security deposit. Subject to the foregoing, TENANT hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that LANDLORD may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by TENANT or to clean the Leased Premises, it being agreed that LANDLORD may, in addition, claim those sums reasonably necessary to compensate LANDLORD for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. The amount of the security deposit is determined with reference to the base rent, such that the security deposit shall be increased periodically, on a pro rata basis, to represent increases in the base rent.

21.2                        Nature of LANDLORD’s Retention of Security Deposit. TENANT agrees that during the term of the LEASE, the security deposit shall be deemed the property of the LANDLORD and not that of the TENANT, subject only to the LANDLORD’s legal duties to apply or refund the security deposit in accordance with California law. $50.00 of this security deposit is a non-refundable document preparation fee. The parties acknowledge that LANDLORD’s interest in the security deposit is perfected, as that term is defined in the California Commercial Code.

ARTICLE 22 QUIET ENJOYMENT

LANDLORD covenants and agrees with TENANT that, provided that TENANT timely pays all rent, and strictly observes and timely performs all the terms, covenants, and conditions of this LEASE on TENANT’s part to be observed and performed, TENANT may peaceably and quietly enjoy the Leased Premises subject, nevertheless, to the terms, conditions and limitations of this LEASE, and TENANT’s possession will not be disturbed by anyone claiming by, through, or under LANDLORD

ARTICLE 23 EFFECT OF SALE

A sale, conveyance, or assignment of the building or the project will operate to release LANDLORD from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this LEASE, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, TENANT will look solely to LANDLORD’s successor in interest in and to this LEASE.  This LEASE will not be affected by any such sale, conveyance, or assignment, and TENANT will attorn to LANDLORD’s successor in interest to this LEASE, so long as such successor in interest assumes LANDLORD’s obligations under the LEASE from and after such effective date.

ARTICLE 24 DEFAULT

24.1                        Events of Default. The following events are referred to, collectively, as “events of default” or, individually, as a “breach,” ‘default,” or an “event of default”:

(a)                                 TENANT defaults in the due and punctual payment of rent, and such default continues for 3 days after written notice from LANDLORD; however, TENANT will not be entitled to more than 1 written notice for monetary defaults during any 12-month period, and if after such written notice any rent is not paid when due, an event of default will be considered to have occurred without further notice,

(b)                                 TENANT vacates or abandons the Leased Premises as defined in Section 1951 of the California Civil Code (provided that a vacating of the Leased Premises shall not be deemed to be a breach of this LEASE to the extent that TENANT causes the Leased Premises to have the appearance (from the exterior thereof) of continued use and occupancy (i.e. TENANT shall maintain furniture, personal property and equipment within the Leased Premises visible from the exterior areas of the Leased Premises and the Building, and TENANT shall keep the Leased premises lit during business hours.

(c)                                  This LEASE or the Leased Premises or any part of the Leased Premises are taken upon execution or by other process of law directed against TENANT, or are taken upon or subject to any attachment by any creditor of TENANT or claimant against TENANT, and said attachment is not discharged or disposed of within 15 days after its levy;

(d)                                 TENANT files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer ar otherwise, or is dissolved or makes an assignment for the benefit of creditors;

(e)                                  Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of TENANT are instituted against TENANT, or a receiver or trustee is appointed for all or substantially all of the property of TENANT, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

(f)                                   TENANT fails to take possession of the Leased Premises on the Commencement Date of the term; or

(g)                                  TENANT breaches any of the other agreements, terms, covenants, or conditions that this LEASE requires TENANT to perform, and such breach continues for a period of thirty (30) days after written notice from LANDLORD to TENANT or, if such breach cannot be cured reasonably within such 30-day period, if TENANT fails to diligently commence to cure such breach within 30 days after written notice from LANDLORD and to complete such cure within a reasonable time thereafter.

24.2                        LANDLORD’s Remedies. If TENANT fails to perform any affirmative duty or obligation of TENANT under this Lease, within ten (10) days after written notice to TENANT (or in case of an emergency, without notice), LANDLORD may at its option (but without obligation to do so), perform such duty or obligation on TENANT’s behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by LANDLORD shall be due and payable by TENANT to LANDLORD upon invoice therefor. In the event of a default of this Lease by TENANT, as defined in Section 24 1, with or without further notice or demand, and without limiting LANDLORD in the exercise of any right or remedy which LANDLORD may have by reason of such breach, LANDLORD may:

(a)                                 Terminate TENANT’s right to possession of the Leased Premises by any lawful means, in which case this Lease and the term hereof shall terminate and TENANT shall immediately surrender possession of the Leased Premises to LANDLORD. In such event LANDLORD shall be entitled to recover from TENANT: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the TENANT proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the TENANT proves could be reasonably avoided; and (iv) any other amount necessary to compensate LANDLORD for all the detriment proximately caused by the TENANT’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary renovation and alteration of the Leased Premises, reasonable attorneys’ fees, and that portion of the leasing commission paid by LANDLORD applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provisions (i) and (ii) of the prior sentence shall be calculated based on an interest rate equal to the highest rate permitted by applicable law. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by LANDLORD to mitigate damages caused by TENANT’S breach of this Lease shall not waive LANDLORD’s right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, LANDLORD shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or LANDLORD may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Sections 24.1(a) or (g) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to TENANT under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Sections 24.1(a) or (g). In such case, the applicable grace period under Sections 24.1(a) or (g) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of TENANT to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and breach of this Lease entitling LANDLORD to the remedies provided for in this Lease and/or by said statute

(b)                                 Continue the Lease and TENANT’s right to possession in effect (in California under California Civil Code Section 1951.4) after TENANT’s breach and abandonment and recover the rent as it becomes due, provided TENANT has the right to sublet or assign, subject only to reasonable limitations. See Article 8 for the limitations on assignment and subletting which limitations TENANT and LANDLORD agree are reasonable. Acts of maintenance or preservation, efforts to relet the Leased Premises, or the appointment of a receiver to protect the LANDLORD’s interest under the Lease, shall not constitute a termination of the TENANT’s right to possession.

(c)                                  Pursue any other remedy now or hereafter available to LANDLORD under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of TENANT under the terms of this Lease shall bear interest from the date due at the maximum rate allowed by law

(d)                                 The expiration or termination of this Lease and/or the termination of TENANT’s right to possession shall not relieve TENANT from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of TENANT’s occupancy of the Leased Premises

24.3                        Cumulative Remedies; Attorneys’ Fees. Any suit or suits for the recovery of the amounts and damages set forth in Section 24.2 may be brought by LANDLORD, from time to time, at LANDLORD’s election, and nothing in this LEASE will be deemed to require LANDLORD to await the date upon which this LEASE or the term would have expired had there occurred no event of default. Each right and remedy provided for in this LEASE is cumulative and is in addition to every other right or remedy provided for in this LEASE or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by LANDLORD of any one or more of the rights or remedies provided for in this LEASE or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by LANDLORD of any or all other rights or remedies provided for in this LEASE or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by LANDLORD in collecting any amounts and damages owing by TENANT pursuant to the provisions of this LEASE or to enforce any provision of this LEASE, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by

LANDLORD, will also be recoverable by LANDLORD from TENANT. If any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a party which substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. LANDLORD shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

24.4                        Inducement Recapture In Event of Breach. Any agreement by LANDLORD for free or abated rent or other charges applicable to the Leased Premises, or for the giving or paying by LANDLORD to or for TENANT of any cash or other bonus, inducement or consideration for TENANT’s entering into this LEASE, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon TENANT’s full and faithful performance of all of the terms, covenants and conditions of this LEASE to be performed or observed by TENANT during the term hereof as the same may be extended. Upon the occurrence of a breach, default or event of default, as defined in this LEASE, by TENANT, any such Inducement Provision shall automatically be deemed deleted from this LEASE and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by LANDLORD under such an inducement Provision shall be immediately due and payable by TENANT to LANDLORD, and recoverable by LANDLORD, as additional rent due under this LEASE, notwithstanding any subsequent cure of said breach, default or event of default by TENANT. The acceptance by LANDLORD of rent or the cure of the breach, default or event of default which initiated the operation of this Section 24.6 shall not be deemed a waiver by LANDLORD of the provisions of this Section 24.4 unless specifically so stated in writing by LANDLORD at the time of such acceptance.

24.5                        Waiver of Redemption. TENANT waives any right of redemption arising as a result of LANDLORD’s exercise of its remedies under this Article 24.

ARTICLE 25 VEHICLE PARKING

During the term of the LEASE and subject to the Rules and Regulations set forth in Exhibit C, TENANT shall be entitled to use the number of unassigned, unreserved and nondesignated Parking Spaces specified in Section 1.1(i) on those portions of the common areas designated from time to time by LANDLORD for parking. TENANT shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by LANDLORD in such rules and regulations as may be issued by LANDLORD from time to time. TENANT shall not permit or allow any vehicles that belong to or are controlled by TENANT or TENANT’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by LANDLORD for such activities. If TENANT permits or allows any of the prohibited activities described in this Article 25 or in the Rules and Regulations set forth in Exhibit “C,’ then LANDLORD shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to TENANT, which cost shall be immediately payable upon demand by LANDLORD.

ARTICLE 26 MISCELLANEOUS

26.1                        No Offer. This LEASE is submitted to TENANT an the understanding that it will not be considered an offer and will not bind LANDLORD in any way until TENANT has duly executed and delivered duplicate originals to LANDLORD and LANDLORD has executed and delivered one of such originals to TENANT.

26.2                        Joint and Several Liability. If TENANT is composed of more than one signatory to this LEASE, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this LEASE. The act of, written notice to, written notice from, refund to, or signature of any signatory to this LEASE (including without limitation modifications of this LEASE made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

26.3                        No Construction Against Drafting Party. LANDLORD and TENANT acknowledge that each of them and their counsel, if desired, have had ample opportunity to review this LEASE and have used that opportunity to so review this LEASE. Therefore, this LEASE shall not be construed against LANDLORD merely because LANDLORD has prepared it.

26.4                        Time of the Essence. Time is of the essence of each and every provision of this LEASE.

26.5                        Additional Rent. Any and all amounts that this LEASE requires TENANT to pay in addition to monthly Base Rent, regardless of the reason for such payment, including without limitation CAM Charges, late charges, interest, attorney’s fees, legal and other costs resulting from any default by TENANT, and bank charges for dishonored checks issued by TENANT, shall be deemed “additional rent.” References to rent throughout this LEASE shall be to monthly Base Rent and to any additional rent.

26.6                        No Waiver. The waiver by LANDLORD of any agreement, condition, or provision contained in this LEASE will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this LEASE, nor will any custom or practice that may grow up between the parties in the administration of the terms of this LEASE be construed to waive or to lessen the right of LANDLORD to insist upon the performance by TENANT in strict accordance with the terms of this LEASE. The subsequent acceptance of monthly Base Rent, or of any other sum, by LANDLORD will not be deemed to be a waiver of any preceding breach by TENANT of any agreement, condition, or provision of this LEASE, other than the failure of TENANT to pay the particular rent so accepted, regardless of LANDLORD’s knowledge of such preceding breach at the time of acceptance of such rent. No receipt or acceptance by LANDLORD of any partial or lesser payment than the monthly Base Rent or other sum(s) then due and payable under the LEASE shall be considered to be other than a partial payment of the earliest amount then due to LANDLORD under the LEASE, and no limitation on endorsement, notation regarding conditional tender, or other statement on the check (or any letter tendered with or attachment to any such payment) representing any payment from TENANT to LANDLORD shall be operative as or deemed to be effective as an accord and satisfaction or other discharge of any TENANT obligation other than as provided herein. LANDLORD may accept partial payments from TENANT without prejudice to LANDLORD’s right to recover all other sums due from TENANT, and without prejudice to any right of LANDLORD to immediately pursue all rights and remedies against TENANT for any default, breach or event of default which has not been fully and cured by such payment. LANDLORD’s acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right LANDLORD may have to recover possession of the Leased Premises.

26.7                        Limitation on Recourse. TENANT specifically agrees to look solely to LANDLORD’s interest in the project for the recovery of any judgments from LANDLORD. It is agreed that LANDLORD (and its members, shareholders, venturers, and partners, and their members, shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments The provisions contained in the preceding sentences are not intended to and will not limit any right that TENANT might otherwise have to obtain injunctive relief against LANDLORD.

26.8                        Estoppel Certificates. At any time and from time to time but within 10 days after prior written request by LANDLORD, TENANT will execute, acknowledge, and deliver to LANDLORD, promptly upon request, a certificate certifying (a) that this LEASE is unmodified and in full force and effect or, if there have been modifications, that this LEASE is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this LEASE have been paid; (c) that no written notice of any default has been delivered to LANDLORD which default has not been cured, except as to defaults specified in said certificate; (d) that there is no event of default under this LEASE or an event which, with notice or the passage of time, or both, would result in an event of default under this LEASE, except for defaults specified in said certificate, and (e) such other matters as may be reasonably requested by LANDLORD. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the building or any part of the project. TENANT’s failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

26.9                        Waiver of Jury Trial; Limitation of Actions. To the extent permitted by Law, LANDLORD and TENANT by this Section 26.9 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this LEASE against the other on any matters whatsoever arising out of or in any way connected with this LEASE, the relationship of LANDLORD and TENANT, TENANT’s use or occupancy of the Leased Premises, or any other claims (except claims for personal injury or properly damage), and any emergency statutory or any other statutory remedy. Any claim, demand, right, or defense by TENANT that arises out of this LEASE or the negotiations that preceded this LEASE shall be barred unless TENANT commences an action thereon, or interposes a defense by reason thereof, within twelve (12) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. TENANT acknowledges and understands, after having consulted with its legal counsel, that the purpose of the immediately foregoing provision is to shorten the period within which TENANT would otherwise have to raise such claims, demands, rights, or defenses under Applicable Requirements.

26.10                 No Merger. The voluntary or other surrender of this LEASE by TENANT or the cancellation of this LEASE by mutual agreement of TENANT and LANDLORD or the termination of this LEASE on account of TENANT’s default will not work a merger, and will, at LANDLORD’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to LANDLORD of all or any subleases or subtenancies. LANDLORD’s option under this Section 26.10 will be exercised by written notice to TENANT and all known sublessees or subtenants in the Leased Premises or any part of the Leased Premises

26.11                 Holding Over. TENANT will have no right to remain in possession of all or any part of the Leased Premises after the expiration of the term. If TENANT remains in possession of all or any part of the Leased Premises after the expiration of the term, with the express or implied consent of LANDLORD: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this LEASE for any further term; and (c) such tenancy may be terminated by LANDLORD upon the earlier of 30 days’ prior written notice or the earliest date permitted by law. The parties recognize and agree that the damage to LANDLORD resulting from any failure by TENANT to timely surrender possession of the Leased Premises will be substantial, will exceed the amount of the monthly installments of the rent payable hereunder, and will be impossible to measure accurately. TENANT therefore agrees that if possession of the Leased Premises is not surrendered to LANDLORD upon the Expiration Date or sooner termination of the LEASE, in addition to any other rights or remedies LANDLORD may have hereunder or at law, TENANT shall pay to LANDLORD, as liquidated damages, for each month and for each portion of any month during which TENANT holds over in the Leased Premises after the Expiration Date or sooner termination of this LEASE, a sum equal to one and one half (1-1/2) times the aggregate of that portion of the Monthly Base Rent and additional rent that was payable under this LEASE during the last month of the term. Nothing herein contained shall be deemed to permit TENANT to retain possession of all or any part of the Leased Premises after the Expiration Date or sooner termination of the LEASE. The provisions of this Section 26.11 shall survive the Expiration Date or sooner termination of this LEASE.

26.12                 Notices.

(a)                                 Notice Requirements. All notices required or permitted by this LEASE shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Section 25.12(a). The addresses noted in Section 1.1 of Tenant Specific Terms of this LEASE shall be that party’s address for delivery or mailing of notice purposes. If a party’s fax number is specified at Section 1.1 of Tenant Specific Terms, until the party specifying the fax number has delivered to the other party a written notice

(delivered as provided herein) of such party’s new fax number, the use of such party’s last designated fax number shall be deemed sufficient for purposes of this provision. Either party may by written notice to the other specify a different address for notice purposes, except that upon TENANT’s taking possession of the Leased Premises, the Leased Premises shall constitute TENANT’S address for the purpose of mailing or delivering notices to TENANT. A copy of all notices required or permitted to be given to LANDLORD hereunder shall be concurrently transmitted to such party or parties at such addresses as LANDLORD may from time to time hereafter designate by written notice to TENANT.

(b)                                 Effective Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

26.13                 Severability. If any prevision of this LEASE proves to be illegal, invalid, or unenforceable, the remainder of this LEASE will not be affected by such finding, and in lieu of each provision of this LEASE that is illegal, invalid, or unenforceable a provision will be added as a part of this LEASE as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

26.14                 Written Amendment Required. No amendment, alteration, modification of, or addition to the LEASE will be valid or binding unless expressed in writing and signed by LANDLORD and TENANT. TENANT agrees to make any modifications of the terms and provisions of this LEASE required or requested by any lending institution providing financing for the building, or project, as the case may be, provided that no such modifications will materially adversely affect TENANT’S rights and obligations under this LEASE.

26.15                 Entire Agreement. This LEASE, the exhibits and addenda, if any, contain the entire agreement between LANDLORD and TENANT. No promises or representations, except as contained in this LEASE, have been made to TENANT respecting the condition or the manner of operating the Leased Premises, the building, or the project.

26.16                 Captions. The captions of the various articles and sections of this LEASE are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

26.17                 Notice of Landlord’s Default. In the event of any alleged default in the obligation of LANDLORD under this LEASE, TENANT will deliver to LANDLORD written notice listing the reasons for LANDLORD’s default and LANDLORD will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to LANDLORD will be sent to any holder of a mortgage or other encumbrance on the building or project of which TENANT has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

26.18                 Authority. TENANT and the party executing this LEASE on behalf of TENANT represent to LANDLORD that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to LANDLORD a resolution or similar document to that effect.

26.19                 Brokers. LANDLORD and TENANT respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Leased Premises except the brokers named in Tenant Specific Terms, if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Leased Premises except the brokers so specified. LANDLORD will pay any fees or commissions due such brokers.

26.20                 Governing Law. This LEASE will be governed by and construed pursuant to the laws of the state in which the project is located. .

26.21                 Interest on Past-Due Obligations. Any amount due to LANDLORD not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by TENANT under this LEASE, provided, however that interest shall not be payable on late charges incurred by TENANT nor on any amounts upon which late charges are paid by TENANT.

26.22                 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the building will in no way affect this LEASE or impose any liability on LANDLORD.

26.23                 Tax Credits. LANDLORD is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Leased Premises. Promptly after LANDLORD’s demand, LANDLORD and TENANT will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which LANDLORD or TENANT has paid. LANDLORD will be entitled to all credits and depreciation for those items for which LANDLORD has paid by means of any TENANT finish allowance or otherwise. TENANT will be entitled to any tax credits and depreciation for all items for which TENANT has paid with funds not provided by LANDLORD.

26.24                 (Intentionally Omitted)

26.25                 Proration Computation. For purpose of prorating payments under this LEASE, all months shall be deemed to consist of 30 days.

26.26                 Consents. Except as otherwise provided herein, wherever in this LEASE the consent of a party is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed. LANDLORD’s actual reasonable costs and expenses

(including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by TENANT for any LANDLORD consent pertaining to this LEASE or the Leased Premises, including, but not limited to, consents to an assignment a subletting, or the presence or use of a Hazardous Substance, shall be paid by TENANT to LANDLORD upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Article 21, LANDLORD may, as a condition to considering any such request by TENANT, require that TENANT deposit with LANDLORD an amount of money (in addition to the Security Deposit held under Article 21) reasonably calculated by LANDLORD to represent the cost LANDLORD will incur in considering and responding to TENANT’s request. Any unused portion of said deposit shall be refunded to TENANT without interest. LANDLORD’s consent to any act, assignment of this LEASE or subletting of all or any portion of the Leased Premises by TENANT, or any permitted successor to TENANT, shall not constitute an acknowledgment that no default or breach by TENANT of this LEASE exists, nor shall such consent be deemed a waiver of any then existing default or breach, except as may be otherwise specifically stated in writing by LANDLORD at the time of such consent. All conditions to LANDLORD’s consent authorized by this Lease are acknowledged by TENANT as being reasonable. The failure to specify herein any particular condition to LANDLORD’s consent shall not preclude the impositions by LANDLORD at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

26.27                 Force Majeure. If either party shall be delayed or prevented from the performance of any act required under this LEASE by reason of acts of God, acts of a public enemy, riots, insurrection, strikes, lockouts, labor troubles, inability to procure materials, governmental regulations of the sales of necessary materials or supplies or the transportation of them, or any other cause beyond the control of the party obligated, performance of such act shall be excused for the period of the delay and the period for performance of such act shalt be extended for a period equivalent to the period of the delay: provided, however, that nothing in this section shall excuse TENANT from the prompt payment of any rent or other charge or liability required of TENANT except as may be expressly provided elsewhere in this LEASE.

26.28                 Binding Effect. The covenants, conditions, and agreements contained in this LEASE will bind and inure to the benefit of LANDLORD and TENANT and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this LEASE, their assigns.

26.29                 Anti-Terrorism Representations. Tenant is not, and shall not during the term of the LEASE become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively “Prohibited Persons”).

To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the demised premises. Tenant will not in the future during the term of the Agreement engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the demised premises.

Breach of these representations constitutes a material breach of the Lease and shall entitle Landlord to any and all remedies available thereunder, or at law or in equity.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

EXHIBIT A

DESCRIPTION OF PREMISES

Saddleback Business Park
Phase 2

EXHIBIT B

RULES AND REGULATIONS

1.                                      LANDLORD may from time to time adopt appropriate systems and procedures for the security or safety of the building, any persons occupying, using, or entering the building, or any equipment, furnishings, or contents of the building, and TENANT will comply with LANDLORD’s reasonable requirements relative to such systems and procedures.

2.                                      The sidewalks, halls, passages, exits, entrances and stairways of the building will not be obstructed by any TENANTs or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances and stairways are not for the general public, and LANDLORD will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances and stairways of all persons whose presence in the judgment of LANDLORD would be prejudicial to the safety, character, reputation, and interests of the building and its TENANTs, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any TENANT normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No TENANT and no employee or invitee of any TENANT will go upon the roof of the building except such roof or portion of such roof as may be contiguous to the premises of a particular TENANT and may be designated in writing by LANDLORD as a roof deck or roof garden area. No TENANT will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the building or on the roof of the building without the prior written consent of LANDLORD.

3.                                      No sign, placard, picture, name, advertisement, or written notice visible from the exterior of TENANT’s premises will be inscribed, painted, affixed, or otherwise displayed by TENANT on any part of the building or the premises without the prior written consent of LANDLORD. LANDLORD will adopt and furnish to TENANT general guidelines relating to signs inside the building. TENANT agrees to conform to such guidelines. All approved signs will be printed, painted, affixed, or inscribed at the expense of the TENANT by a person approved by LANDLORD. Other than building standard mini-blinds, material visible from outside the building will not be permitted. In the event of the violation of this rule by TENANT, LANDLORD may remove the violating items without any liability, and may charge the expense incurred by such removal to the TENANT or TENANTs violating this rule.

4.                                      No cooking will be done or permitted by any TENANT on the premises, except in areas of the premises which are specially constructed for cooking and except that use by the TENANT of microwave ovens, toaster ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

5.                                      The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures.

6.                                      No TENANT will in any way deface any part of the premises or the building of which they form a part. In those portions of the premises where carpet has been provided directly or indirectly by LANDLORD, TENANT will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

7.                                      No TENANT will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the premises. LANDLORD, its agents, or employees will retain a pass (master) key to all door locks on the premises. Any new door locks required by TENANT or any change in keying of existing locks will be installed or changed by LANDLORD following TENANT’s written request to LANDLORD and will be at TENANT’s expense. All new locks and rekeyed locks will remain operable by LANDLORD’s pass (master) key. LANDLORD will furnish each TENANT, free of charge, with two (2) keys to each door lock on the premises and two (2) building/area access cards. LANDLORD will have the right to collect a reasonable charge for additional keys and cards requested by any TENANT. Each TENANT, upon termination of its tenancy, will deliver to LANDLORD all keys and access cards for the premises and building that have been furnished to such TENANT.

8.                                      No TENANT will use or keep in the premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance, except after receipt of LANDLORD’s prior written consent expressly authorizing the substance to be so used or kept. Without LANDLORD’s prior written approval, no TENANT will use any method of heating or air conditioning other than that supplied by LANDLORD. No TENANT will use or keep or permit to be used or kept any foul or noxious gas or substance in the premises.

9.                                      LANDLORD will have the right, exercisable upon written notice and without liability to any TENANT, to change the name and street address of the building.

10.                               LANDLORD will have the right to prohibit any advertising by TENANT mentioning the building that, in LANDLORD’s reasonable opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from LANDLORD, TENANT will refrain from or discontinue such advertising.

11.                               TENANT will not bring any animals (except “Seeing Eye” dogs) or birds into the building, and will not permit bicycles, skateboards, skates (in-line or otherwise) or other vehicles inside or on the sidewalks outside the building except in areas designated from time to time by LANDLORD for such purposes. TENANT shall use at TENANT’s expense such pest control contractor as LANDLORD may direct from time to time, and at such intervals as LANDLORD may reasonably require.

12.                               Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited, and each TENANT will cooperate to prevent the same.

13.                               TENANT will not conduct itself in any manner that is inconsistent with the character of the project as a first quality building or that will impair the comfort and convenience of other TENANTs in the project.

14.                               Neither LANDLORD nor any operator of the parking areas within the project, as the same are designated and modified by LANDLORD, in its sole discretion, from time to time (the “parking areas”) will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, TENANT understands and agrees that: (a) LANDLORD will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) TENANT uses the parking areas at its own risk; and (c) LANDLORD will not be liable for personal injury or death, or theft, loss of or damage to property in, or, or around the parking areas, common areas or other portions of the project. TENANT waives and reLEASEs, and agrees to indemnify and to hold LANDLORD free and harmless from any and all claims and liability arising out of the use of the parking areas and/or common areas of the project by TENANT, its employees, agents, invitees, contractors, and visitors, whether brought by any of such persons or any other person.

15.                               TENANT (including TENANT’s employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by LANDLORD from time to time with respect to the parking areas. NO OVERNIGHT PARKING IS PERMITTED. TENANT will not cause, permit or consent to any washing, detailing, repairs or maintenance of any vehicles or other personal property of any kind. (whether owned, Leased, rented, used, possessed or controlled by TENANT or any employee, agent, business invitee, permitted assignee or subtenant, contractor, or subcontractor of TENANT) in any part of the parking areas or other common areas of the project. TENANT will not cause, permit or consent to the parking of any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to LANDLORD; or (c) by TENANT after expiration or other termination of the LEASE, LANDLORD, in addition to any other rights otherwise available to LANDLORD, may consider such event an event of default under the LEASE.

16.                               TENANT’s right to use the parking areas will be in common with other TENANTs of the project and with other parties permitted by LANDLORD to use the parking areas. LANDLORD reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by LANDLORD, provided that TENANT’s rights under the LEASE are preserved. TENANT will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

17.                               if the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond LANDLORD’s control, TENANT’s inability to use the parking spaces will not subject LANDLORD or any operator of the parking areas to any liability to TENANT and will not relieve TENANT of any of its obligations under the LEASE and the LEASE will remain in full force and effect.

18.                               TENANT shall not cause or permit the disruption, suspension or termination of any utility service to the premises, the building or the project without prior written approval by the LANDLORD, TENANT shall transfer all metered utilities associated with the premises into TENANT’s responsibility prior to TENANT occupying the premises, or any portion thereof.

19.                               No act or thing done or omitted to be done by LANDLORD or LANDLORD’s agent during the term of the LEASE in connection with the enforcement of these rules and regulations will constitute an eviction by LANDLORD of any TENANT nor will it be deemed an acceptance of surrender of the premises by any TENANT, and no agreement to accept such termination or surrender will be valid unless in a writing signed by LANDLORD. The delivery of keys to any employee or agent of LANDLORD will not operate as a termination of the LEASE or a surrender of the premises unless such delivery of keys is done in connection with a written instrument executed by LANDLORD approving the termination or surrender.

20.                               In these rules and regulations, TENANT includes the employees, agents, invitees, contractors, subcontractors and licensees of TENANT and others permitted by TENANT to use or occupy the premises, the parking or common areas, or any other part of the project in which the premises are located.

21.                               LANDLORD may waive any one or more of these rules and regulations for the benefit of any particular TENANT or TENANTs, but no such waiver by LANDLORD will be construed as a waiver of such rules and regulations in favor of any other TENANT or TENANTs, nor prevent LANDLORD from enforcing any such rules and regulations against any or all of the TENANTs of the building or project after such waiver.

22.                               These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the LEASE.

LANDLORD:		TENANT:
Laguna Cabot Road Business Park, LP		Glaukos Corporation

	By: Davis Realty Partners, LLC,	/s/ Thomas W. Burns
	a Delaware limited liability company, its authorized signatory	Thomas W. Burns

By:	/s/ Mark Buchanan
Mark Buchanan, Principal

EXHIBIT C

SIGN CRITERIA

This criteria establishes the uniform policies for all Tenant sign identification within the Saddleback Business Park, Phase II. This criteria has been established for the purpose of maintaining the overall appearance of the Park. Conformance will be strictly enforced. Any sign installed that does not conform to the sign criteria will be brought into conformity at the expense of the Tenant. All tenants are required to have a sign on the building. Tenant is responsible for all costs associated with the sign.

A.                                    General Requirements

1.                                      A diagram of the size and shape of the approved lettering is attached, Lettering and installation shall be paid for by the Tenant.

2.                                      Landlord shall approve all copy prior to the installation of the sign.

3.                                      Landlord shall direct the placement of all Tenant signs and the method of attachment to the building

4.                                      Tenant shall be responsible for the fulfillment of all requirements for this criteria.

B.                                    General Specifications

1.                                      The size of letters not to exceed five (5) inches, words not to exceed three lines.

2.                                      The sign’s dimensions for the rear of building shall be This sign is not required and can be ordered at the option of the tenant.

3.                                      Tenant will be allowed one sign at the front and rear of building regardless of size of occupancy.

4.                                      All sign lettering will be white vinyl die cut letters.

5.                                      Upon the removal of any sign, any damage to the building will be repaired by Tenant.

6.                                      Signage area not to exceed 5 square feet.

7.                                      Placement of letters are to be installed as shown on diagram. Not to exceed 18” in height and 40’ in width.

8.                                      Except as approved herein, no advertising placards, banners, pennants, names insignia, trademarks, or other descriptive material shall be affixed or maintained upon any automated machine, glass panes or buildings, landscape areas, street or parking areas.